Exhibit 99.1

CORRECTING and REPLACING Forge Global Holdings, Inc. Reports Second Quarter Fiscal Year 2025 Results

•1H25 Total Revenues Less Transaction-Based Expenses increased 28% year-over-year to $52.7 million on strength of second consecutive quarter of record revenue as a public company.

•2Q25 Total Revenues Less Transaction-Based Expenses increased 10% quarter-over-quarter to $27.6 million from $25.1 million.

•1H25 Net Loss decreased 13% year-over-year to $28.6 million and decreased 23% quarter-over-quarter in 2Q25 to $12.4 million.

•1H25 Adjusted EBITDA loss improved 33% year-over-year from $21.4 million to $14.3 million.

•2Q25 Adjusted EBITDA loss of $5.4 million, lowest as a public company.

•1H25 Trading Volume increased to $1.4 billion up 110% year-over-year, exceeding full year 2024 trading volume.

CORRECTION...by Forge Global

SAN FRANCISCO – August 1, 2025 – Forge Global Holdings, Inc. (“Forge” or the “Company”) (NYSE:FRGE), today announced a correction to its press release issued on July 30, 2025, announcing the Company’s unaudited financial results for the second quarter and six months ended June 30, 2025.The correction relates to non-cash entries recorded in connection with the valuation and accounting presentation of the Company’s warrant liabilities and conforms reporting and presentation in the prior release and supplemental materials to the results and presentation to be reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

The correction had no impact on the Company’s revenues, cash flows, Adjusted EBITDA or Adjusted EPS reported in the prior release and supplemental materials.

The correction resulted in Net Loss improving to $12.4 million and $28.6 million for the three and six months ended June 30, 2025, respectively, versus $16.6 million and $32.8 million for the same periods reported in the prior release, and Net Loss Per Share attributable to Forge of $(1.01) and $(2.30) for the three and six months ended June 30, 2025, respectively, versus $(1.34) and $(2.63) for the same periods reported in the prior release.

These corrections are reflected in the updated Second Quarter Fiscal Year 2025 Results and Highlights, financial statements and related tables as well as supplemental materials.

The updated release reads:

Forge Global Holdings, Inc. Reports Second Quarter Fiscal Year 2025 Results

•1H25 Total Revenues Less Transaction-Based Expenses increased 28% year-over-year to $52.7 million on strength of second consecutive quarter of record revenue as a public company.

•2Q25 Total Revenues Less Transaction-Based Expenses increased 10% quarter-over-quarter to $27.6 million from $25.1 million.

•1H25 Net Loss decreased 13% year-over-year to $28.6 million and decreased 23% quarter-over-quarter in 2Q25 to $12.4 million.

•1H25 Adjusted EBITDA loss improved 33% year-over-year from $21.4 million to $14.3 million.

•2Q25 Adjusted EBITDA loss of $5.4 million, lowest as a public company.

•1H25 Trading Volume increased to $1.4 billion up 110% year-over-year, exceeding full year 2024 trading volume.

Forge Global Holdings, Inc. (“Forge”) (NYSE: FRGE), a leading provider of marketplace infrastructure, data services, and technology and investment solutions for the private market, today announced its financial results for the quarter ended June 30, 2025.

“Q2 marked a milestone quarter for Forge as we launched our new marketplace experience on our Next Generation Platform and achieved our second consecutive record quarter in terms of revenue, and our narrowest quarterly EBITDA loss since going public,” said Kelly Rodriques, CEO of Forge. “Across four key verticals — trading, data, custody, and wealth — we see accelerating demand for the modern private market infrastructure that Forge is delivering. Forge is strategically positioned at the intersection of these trends — and our Next Generation Strategy is designed to address this opportunity.”
“We expect second half year-over-year organic revenue and Adjusted EBITDA growth rates to continue inline with the year-over-year growth rates we have seen in the first half,” said James Nevin, CFO of Forge. “Revenues in Q3 are generally lower than Q2 and Q4 driven by seasonality.”

Financial Highlights for the Second Quarter of 2025

Revenue: Total revenues less transaction-based expenses were $27.6 million compared to $25.1 million, a 10% increase quarter-over-quarter, and Forge’s second consecutive highest revenue quarter as a public company.

Operating Loss: Total operating loss improved to $12.8 million from $16.5 million in the prior quarter.

Net Loss: Net loss was $12.4 million compared to $16.2 million in the prior quarter.

Adjusted EBITDA: Total Adjusted EBITDA loss improved to $5.4 million from $8.9 million in the prior quarter, Forge’s lowest Adjusted EBITDA loss as a public company.

Earnings Per Share (EPS): Second quarter Net loss per share attributable to Forge was $(1.01) and Adjusted EPS was $(0.99).

Cash Flow from Operating Activities: Net cash used in operating activities was $7.8 million compared to $12.8 million in the prior quarter.

Available Liquidity: Cash and cash equivalents and investments as of June 30, 2025 were $81.8 million.

Share Count: Basic weighted-average number of shares used to compute net loss per share attributable to common stockholders, after adjusting for the Reverse Stock Split, for the quarter ended June 30, 2025, was 12,474,069 shares and fully diluted outstanding share count as of June 30, 2025 was 13,080,129 shares.

Forge estimates for the quarter ending September 30, 2025 that it will have 12,478,622 weighted average basic shares outstanding, which will be used to calculate earnings per share in a loss position.

Fully diluted outstanding share count includes all common shares outstanding plus shares that would be issued in respect to outstanding restricted stock units, options and warrants, net of shares to be withheld in respect to exercise price of the respective instruments. Instruments that are out of the money are excluded from the fully diluted outstanding share count.

*Percentages may not be replicated based on the rounded figures presented.

KPIs for the Second Quarter 2025

•Trading Volume increased from $692.4 million to $756.1 million, up 9% quarter-over-quarter and 77% over the prior year quarter.

•Net Take Rate increased from 2.3% to 2.4% quarter-over-quarter.

•Total Marketplace revenues, less transaction-based expenses, increased from $15.8 million to $18.5 million, up 17% quarter-over-quarter.

•Total Custodial Accounts increased from 2.5 million to 2.6 million, up 4% quarter-over-quarter.

•Total Assets Under Custody increased from $17.6 billion to $18.1 billion, up 3% quarter-over-quarter.

•Total Custodial Client Cash went from $460 million to $440 million, declining 4% quarter-over-quarter.

•Total Custodial Administration Fee revenues, less transaction-based expenses, decreased from $9.3 million to $9.1 million, down 2% quarter-over-quarter.

Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.

Business Highlights

•Forge Global Launches Next Generation Marketplace, Delivering a Smarter Way to Trade Private Stock: On June 26, 2025, Forge introduced its Next Generation Marketplace—the first major release on Forge’s new API-first Next Generation Platform. The marketplace delivers a smarter way to discover, evaluate, and execute private market trades, transforming what historically has been a manual, opaque process into an intuitive, data-rich and more automated experience.

•Forge Global Partners with Fortune to Launch Private Market Lists and Rankings: On June 26, 2025, Forge announced it will partner with Fortune Media to launch a new series of lists and rankings dedicated to the private market, powered by proprietary private market data from Forge. By combining Forge’s robust dataset — built on thousands of private company transactions, hundreds of thousands of investor signals and Forge’s proprietary pricing methodologies — with Fortune’s respected editorial expertise, these rankings will surface powerful trends and untold stories shaping the future of global business.
•Forge Global Expands Investment Management and Wealth Capability with Completion of Accuidity Acquisition: Two days after the close of Q2, Forge announced that it had completed its previously announced acquisition of Accuidity, LLC (“Accuidity”), a specialized asset management firm focused on private market investing, in a simultaneous sign and close transaction. Forge believes that this acquisition marks a significant step forward in Forge’s long-term strategic vision to deliver private market access more broadly and to serve as a valuable contributor to the capital ecosystem of high-growth private companies.

Webcast/Conference Call Details

Forge will host a webcast conference call today, July 30, 2025, at 8:00 a.m. Eastern Time / 5:00 a.m Pacific Time to discuss these financial results and business highlights. The listen-only webcast is available at https://ir.forgeglobal.com. Investors and participants can access the conference call over the phone by dialing 1 (800) 715-9871 from the United States, or +1 (646) 307-1963 internationally. The conference ID is 6194475.

Following the conference call, an on-demand replay of the webcast, as well as the slides shown during the call, will be made available on the Investor Relations page of Forge’s website at https://ir.forgeglobal.com.

Use of Non-GAAP Financial Information

In addition to Forge’s financial results determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"), Forge presents Adjusted EBITDA and Adjusted EPS, non-GAAP financial measures. Forge uses these non-GAAP financial measures to evaluate its ongoing operations and for internal planning and forecasting purposes. Forge believes these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding its performance by excluding specific financial items that have less bearing on its core operating performance. Forge considers Adjusted EBITDA and Adjusted EPS to be important measures because they help illustrate underlying trends in its business and historical operating performance on a more consistent basis.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in Forge’s industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness as a tool for comparison. A reconciliation is provided below for Adjusted EBITDA to net loss attributable to common stockholders, the most directly comparable financial measure stated in accordance with GAAP and Adjusted EPS to EPS. Investors are encouraged to review Adjusted EBITDA and Adjusted EPS and the respective reconciliations and not to rely on any single financial measure to evaluate Forge’s business.

Forge defines Adjusted EBITDA as net loss attributable to Forge Global Holdings, Inc., adjusted to exclude: (i) net loss attributable to noncontrolling interest, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) share-based compensation expense, (v) interest income, (vi) change in fair value of warrant liabilities, and (vii) other significant gains, losses, and expenses such as impairments, acquisition-related transaction and reorganization costs that Forge believes are not indicative of its ongoing results.

Forge defines Adjusted EPS as net loss attributable to Forge Global Holdings, Inc., adjusted to exclude: (i) net change in fair value of warrant liabilities and (ii) the tax effect of the adjustment at Forge’s effective tax rate from continuing operations divided by the weighted average shares outstanding for the respective periods.

Forward-Looking Statements

This press release contains “forward-looking statements,” which generally are accompanied by words such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “target,” “goal,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “forecast,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict, indicate, or relate to future events or trends or Forge’s future financial or operating performance, or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Forge’s beliefs regarding its financial position and operating performance, as well as future opportunities for Forge to expand its business. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, while considered reasonable by Forge and its management, are subject to risks and uncertainties that may cause actual results to differ materially from current expectations. You should carefully consider the risks and uncertainties described in Forge’s documents filed, or to be filed, with the SEC. There may be additional risks that Forge presently does not know of or that it currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Forge’s expectations, plans, or forecasts of future events and views as of the date of this press release. Forge anticipates that subsequent events and developments will cause its assessments to change. However, while Forge may elect to update these forward-looking statements at some point in the future, Forge specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Forge’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

About Forge

Forge (NYSE: FRGE) is a leading provider of marketplace infrastructure, data services and technology and investment solutions for the private market. Forge Securities LLC is a registered broker-dealer and a member of FINRA that operates an alternative trading system.

Contacts

Investor Relations Contact:
Idalia Rodriguez, Arbor Advisory Group
ir@forgeglobal.com

Media Contact:
Lindsay Riddell
press@forgeglobal.com

FORGE GLOBAL HOLDINGS, INC.
Unaudited Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$54,310	$105,140
Restricted cash	1,138	1,116
Accounts receivable, net	8,119	4,706
Prepaid expenses and other current assets	10,020	8,205
Investments	26,393	—
Total current assets	$99,980	$119,167
Internal-use software, property and equipment, net	1,557	2,920
Goodwill and other intangible assets, net	126,055	126,456
Operating lease right-of-use assets	3,985	5,107
Payment-dependent notes receivable	9,604	7,412
Other assets, noncurrent	1,664	2,444
Total assets	$242,845	$263,506
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	2,744	1,941
Accrued compensation and benefits	13,600	13,430
Accrued expenses and other current liabilities	6,765	6,310
Operating lease liabilities, current	2,032	3,463
Total current liabilities	$25,141	$25,144
Payment-dependent notes payable	9,604	7,412
Operating lease liabilities, noncurrent	3,231	3,694
Warrant liabilities	296	192
Other liabilities, noncurrent	329	322
Total liabilities	$38,601	$36,764
Commitments and contingencies
Stockholders' equity (1):
Common stock, $0.0001 par value; 133,333 shares authorized; 12,411 and 12,427 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	1	1
Treasury stock, at cost; 10 shares as of both June 30, 2025 and December 31, 2024, respectively	(625)	(625)
Additional paid-in capital	575,676	570,606
Accumulated other comprehensive income	1,193	572
Accumulated deficit	(375,724)	(346,972)
Total Forge Global Holdings, Inc. stockholders’ equity	$200,521	$223,582
Noncontrolling Interest	3,723	3,160
Total stockholders’ equity	$204,244	$226,742
Total liabilities and stockholders’ equity	$242,845	$263,506
(1) Amounts have been adjusted to reflect the Reverse Stock Split.

FORGE GLOBAL HOLDINGS, INC.
Unaudited Consolidated Statements of Operations
(In thousands of U.S. dollars, except share and per share data)

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenues:
Marketplace revenue	$18,597	$15,997	$11,679	$34,594	$20,199
Custodial administration fees	9,142	9,299	10,603	18,441	21,325
Total revenues	$27,739	$25,296	$22,282	$53,035	$41,524
Transaction-based expenses:
Transaction-based expenses	(155)	(192)	(256)	(347)	(285)
Total revenues, less transaction-based expenses	$27,584	$25,104	$22,026	$52,688	$41,239
Operating expenses:
Compensation and benefits	27,193	29,491	28,784	56,684	58,627
Technology and communications	4,667	4,349	2,649	9,016	5,709
Professional services	1,204	2,332	1,605	3,536	3,822
General and administrative	2,144	2,254	2,508	4,398	7,570
Advertising and market development	1,528	1,215	1,243	2,743	2,333
Acquisition-related transaction costs	1,988	—	—	1,988	—
Depreciation and amortization	909	986	1,781	1,895	3,597
Rent and occupancy	786	946	1,107	1,732	2,242
Total operating expenses	$40,419	$41,573	$39,677	$81,992	$83,900
Operating loss	$(12,835)	$(16,469)	$(17,651)	$(29,304)	$(42,661)
Interest and other income:
Interest income	803	1,042	1,495	1,845	3,204
Change in fair value of warrant liabilities	(294)	191	2,280	(103)	6,727
Other income, net	76	54	94	130	170
Total interest and other (expense) income	$585	$1,287	$3,869	$1,872	$10,101
Loss before provision for income taxes	$(12,250)	$(15,182)	$(13,782)	$(27,432)	$(32,560)
Provision for income taxes	189	1,016	258	1,205	474
Net loss	$(12,439)	$(16,198)	$(14,040)	$(28,637)	$(33,034)
Net income (loss) attributable to noncontrolling interest	$141	$(26)	$(316)	$115	$(686)
Net loss attributable to Forge Global Holdings, Inc.	$(12,580)	$(16,172)	$(13,724)	$(28,752)	$(32,348)
Net loss per share attributable to Forge Global Holdings, Inc. common stockholders:
Basic	$(1.01)	$(1.29)	$(1.13)	$(2.30)	$(2.67)
Diluted	$(1.01)	$(1.29)	$(1.13)	$(2.30)	$(2.67)
Weighted-average shares used in computing net loss per share attributable to Forge Global Holdings, Inc. common stockholders:
Basic	12,474	12,534	12,179	12,503	12,112
Diluted	12,474	12,534	12,179	12,503	12,112

FORGE GLOBAL HOLDINGS, INC.
Unaudited Consolidated Statements of Cash Flows
(In thousands of U.S. dollars)

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Cash flows from operating activities:
Net loss	$(12,439)	$(16,198)	$(14,040)	(28,637)	$(33,034)
Adjustments to reconcile net loss to net cash used in operations:
Share-based compensation	3,436	6,519	7,859	9,955	17,326
Depreciation and amortization	746	941	1,781	1,687	3,597
Amortization of right-of-use assets	509	613	662	1,122	1,305
Loss on impairment of long lived assets	—	—	—	—	186
Allowance for doubtful accounts	99	170	107	269	216
Change in fair value of warrant liabilities	294	(191)	(2,280)	103	(6,727)
Other	(6)	4	—	(2)	(10)
Changes in operating assets and liabilities:
Accounts receivable	(2,365)	(1,317)	923	(3,682)	(673)
Prepaid expenses and other assets	(1,523)	506	(5,353)	(1,017)	(4,228)
Accounts payable	363	461	(1,004)	824	62
Accrued expenses and other liabilities	100	396	(4,636)	496	(1,854)
Accrued compensation and benefits	4,004	(3,833)	2,041	171	(1,926)
Operating lease liabilities	(990)	(904)	(491)	(1,894)	(1,046)
Net cash used in operating activities	$(7,772)	$(12,833)	$(14,431)	$(20,605)	$(26,806)
Cash flows from investing activities:
Maturity of investments and term deposits	14,673	534	6,559	15,207	6,559
Purchases of investments and term deposits	(19,397)	(22,012)	—	(41,409)	—
Purchases of property and equipment	(100)	(51)	(267)	(151)	(667)
Net cash provided by (used in) investing activities	$(4,824)	$(21,529)	$6,292	$(26,353)	$5,892
Cash flows from financing activities:
Proceeds from exercise of options	47	26	235	73	461
Taxes withheld and paid related to net share settlement of equity awards	(170)	(679)	(1,135)	(849)	(3,437)
Share buyback	(4,139)	—	—	(4,139)	—
Cash paid for fractional shares related to stock split	(4)	—	—	(4)	—
Net cash used in financing activities	$(4,266)	$(653)	$(900)	$(4,919)	$(2,976)
Effect of changes in currency exchange rates on cash and cash equivalents	711	358	(78)	1,069	(331)
Net decrease in cash and cash equivalents	(16,151)	(34,657)	(9,117)	(50,808)	(24,221)
Cash, cash equivalents and restricted cash, beginning of the period	71,599	106,256	130,681	106,256	145,785
Cash, cash equivalents and restricted cash, end of the period	$55,448	$71,599	$121,564	$55,448	$121,564
Reconciliation of cash, cash equivalents and restricted cash to the amounts reported within the consolidated balance sheets
Cash and cash equivalents	$54,310	$70,472	$120,475	$54,310	$120,475
Restricted cash	1,138	1,127	1,089	1,138	1,089
Total cash, cash equivalents and restricted cash, end of the period	$55,448	$71,599	$121,564	$55,448	$121,564

FORGE GLOBAL HOLDINGS, INC.
Reconciliation of GAAP to Non-GAAP Results
(In thousands of U.S. dollars)
Unaudited

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net loss attributable to Forge Global Holdings, Inc.	$(12,580)	$(16,172)	$(13,724)	$(28,752)	$(32,348)
Add:
Interest expense, net	(803)	(1,042)	(1,495)	(1,845)	(3,204)
Provision for income taxes	189	1,016	258	1,205	474
Depreciation and amortization	909	986	1,781	1,895	3,597
Net loss attributable to noncontrolling interest	141	(26)	(316)	115	(686)
Loss or impairment on long lived assets	—	—	—	—	186
Share-based compensation expense	3,436	6,519	7,859	9,955	17,326
Change in fair value of warrant liabilities	294	(191)	(2,280)	103	(6,727)
Acquisition-related transaction costs	1,988	—	—	1,988	—
Other	993	—	—	993	—
Adjusted EBITDA	$(5,433)	$(8,910)	$(7,917)	$(14,343)	$(21,382)

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net loss attributable to Forge Global Holdings, Inc.	$(12,580)	$(16,172)	$(13,724)	$(28,752)	$(32,348)
Add:
Change in fair value of warrant liabilities	294	(191)	(2,280)	103	(6,727)
Income tax (expense) benefit of adjustment	(4)	13	48	(4)	108
Adjusted net loss attributable to Forge Global Holdings, Inc.	$(12,290)	$(16,350)	$(15,956)	$(28,653)	$(38,967)
Weighted average shares - basic and diluted	12,474	12,534	12,179	12,503	12,112
EPS - basic and diluted	$(1.01)	$(1.29)	$(1.13)	$(2.30)	$(2.67)
Adjusted EPS - basic and diluted	$(0.99)	$(1.30)	$(1.31)	$(2.30)	$(3.22)

Amounts may not recalculate due to rounding.

SUPPLEMENTAL FINANCIAL INFORMATION
KEY OPERATING METRICS
(In thousands of U.S. dollars)
Unaudited
Key Business Metrics

Forge monitors the following key business metrics to help evaluate its business, identify trends affecting its business, formulate business plans, and make strategic decisions.

The tables below reflect period-over-period changes in Forge’s key business metrics, along with the percentage change between such periods. Forge believes the following business metrics are useful in evaluating its business:

	Three Months Ended			Six Months Ended
Dollars in thousands	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
MARKETPLACE SOLUTIONS
Trades	927	963	831	1,890	1,436
Volume	$756,110	$692,391	$426,318	$1,448,501	$688,856
Net Take Rate	2.4%	2.3%	2.7%	2.4%	2.9%
Marketplace revenues, less transaction-based expenses	$18,490	$15,831	$11,423	$34,321	$19,914
Average trade size (volume/trades)	$816	$719	$513	$766	$480

•Trades are defined as the total number of orders executed by Forge on behalf of private investors and shareholders. Increasing the number of orders is critical to increasing Forge’s revenue and, in turn, to achieving profitability.

•Volume is defined as the total sales value for all securities traded through the Forge marketplace, which is the aggregate value of the issuer company’s equity attributed to both the buyer and seller in a trade and as such a $100 trade of equity between buyer and seller would be captured as $200 volume for Forge. Although Forge typically captures a commission on each side of a trade, Forge may not in certain cases due to factors such as the use of a third-party broker by one of the parties or supply factors that would not allow Forge to attract sellers of shares of certain issuers. Volume is influenced by, among other things, the pricing and quality of Forge’s services as well as market conditions that affect private company valuations, such as increases in valuations of comparable companies at IPO.

•Net Take Rates are defined as Forge’s marketplace revenues, less markets-related transaction-based expenses, divided by Volume. These represent the percentage of fees earned by the Forge marketplace on any transactions executed from the commission Forge charged on such transactions less transaction-based expenses, which is a determining factor in Forge’s revenue. The Net Take Rate can vary based upon the service or product offering and is also affected by the average order size and transaction frequency.

	As of or for the Three Months Ended
Dollars in thousands	June 30, 2025	March 31, 2025	December 31, 2024
CUSTODY SOLUTIONS
Total Custodial Accounts	2,598,846	2,508,443	2,376,099
Assets Under Custody	$18,132,637	$17,635,034	$16,897,318
Custodial Client Cash	$440,278	$459,685	$482,946
Custodial administration fees, less transaction-based expenses	$9,094	$9,273	$9,839

•Total Custodial Accounts are defined as Forge clients’ custodial accounts that are established on Forge’s platform and billable. These relate to Forge’s Custodial Administration fees revenue stream and are an important measure of Forge’s business as the number of Total Custodial Accounts is an indicator of Forge’s future revenues from certain account maintenance, transaction and cash administration fees.

•Assets Under Custody is the reported value of all client holdings held under Forge’s agreements, including cash submitted to Forge by the responsible party. These assets can be held at various financial institutions, issuers and in Forge’s vault. As the custodian of the accounts, Forge collects all interest and dividends, handles all fees and transactions and any other considerations for the assets concerned. Fees are earned from the overall maintenance activities of all assets and are not charged on the basis of the dollar value of Assets Under Custody, but Forge believes that Assets Under Custody is a useful metric for assessing the relative size and scope of its business.

•Custodial Client Cash, previously called Custodial Cash Balance, is a component of Assets Under Custody representing the value of cash held on behalf of clients held under Forge’s agreements. These assets are held at various financial institutions. Fees are earned from the administration activities performed with respect to these balances. The amount of Custodial Client Cash is a determining factor in Forge’s revenue.

Please note that starting in the first quarter of 2025, Forge has added Custodial Client Cash as a key business metric for its custody solution as cash administration fee revenue is highly correlated to this metric. Custodial Client Cash has been provided as a metric in Forge’s quarterly supplemental information furnished with the SEC since the third quarter of 2022 and was previously called Custodial Cash Balance. Forge has not adjusted methodology, assumptions, or otherwise changed any aspects of this metric and it is comparable to prior period presentations of Custodial Cash Balance in Forge’s quarterly supplemental information. Custodial Client Cash represents the value of cash held on behalf of clients held under Forge’s custody solution agreements. Forge believes that disclosing Custodial Client Cash provides investors with valuable insight into custody solution revenue as cash administration fees currently make up the majority of Forge’s custodial administration fee revenue. Cash administration fees are based on prevailing interest rates and custodial client cash balances.
Forge has included Custodial Client Cash balances for all periods presented to facilitate comparability and trend analysis.